                                                                EXHIBIT 4.12



================================================================================




                       DECLARATION AND AGREEMENT OF TRUST
                        RELATING TO QM TANKER 1178 TRUST

                                     among

                               QM TANKER CO. LLC
                               Owner Participant,

                   DEUTSCHE MORGAN GRENFELL (CAYMAN) LIMITED
                               Managing Trustee,

                                      and

                            WILMINGTON TRUST COMPANY
                                Delaware Trustee



                       _________________________________

                         Dated as of November 19, 1997
                       _________________________________


================================================================================


              Lease Financing of 1 LR1 Class Crude Oil Tank Vessel
                                 HULL NO. 1178

                       DECLARATION AND AGREEMENT OF TRUST
                        RELATING TO QM TANKER 1178 TRUST


          DECLARATION AND AGREEMENT OF TRUST (this "Trust Agreement") relating to QM TANKER 1178 TRUST, dated and effective as of November 19, 1997, among Deutsche Morgan Grenfell (Cayman) Limited, a Cayman Islands company (the "Trust
                                                                          -----
Company"), as Managing Trustee ("Managing Trustee"), Wilmington Trust Company, a
-------                          ----------------
Delaware banking corporation (the "Resident Trustee"), as Delaware Trustee
                                   ----------------
("Delaware Trustee") (the Managing Trustee and the Delaware Trustee are
------------------
sometimes collectively referred to as the "Owner Trustees" and individually as
                                           --------------
an "Owner Trustee"), and QM TANKER CO. LLC, a Cayman Islands limited life
    -------------
company, as beneficial owner of the Trust Estate hereunder (the "Owner
                                                                 -----
Participant").
-----------

          WHEREAS, the Owner Trustees and the Owner Participant wish to establish QM TANKER 1178 Trust as a Delaware business trust (the "Trust" or
                                                                  -----
"Owner Trust") pursuant to the Business Trust Act and this Trust Agreement for
------------
the purpose of conducting the activities described in this Trust Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the agreements contained in the other Operative Documents and the acceptance by the Trust Company and the Resident Trustee of the trusts hereby created, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                  SECTION 1.  DEFINITIONS
                              -----------

          For the purposes hereof, terms used herein and not otherwise defined shall have the respective meanings assigned to them in Appendix A (as the same may from time to time be amended, restated, supplemented or otherwise modified). Unless otherwise indicated, references in this Trust Agreement to Sections, subsections, paragraphs and Appendices are to Sections, subsections, paragraphs and Appendices of this Trust Agreement.

                  SECTION 2.  AUTHORITY TO EXECUTE AND PERFORM
                              --------------------------------
                              VARIOUS DOCUMENTS
                              -----------------

          2.1  Authority to Execute and Perform Operative Documents and Related
               ----------------------------------------------------------------
Documents.  The Owner Participant hereby authorizes and directs the Managing
---------
Trustee and the Managing Trustee agrees for the benefit of the Owner Participant
(i) on the Closing Date, to execute and deliver the Participation Agreement and, upon receipt of the authorization and direction by the Owner Participant pursuant to Section 2.11 of the Participation Agreement, to execute and deliver the Operative Documents contemplated to be executed and delivered by the Managing Trustee on the Closing Date and take the other actions contemplated to be taken by the Managing Trustee on the Closing Date in the Operative Documents,
(ii) to execute and deliver any other agreement, instrument or certificate contemplated by the Operative Documents as the Owner Participant from time to time may direct in written instructions to the Managing Trustee (collectively, with the Operative Documents, the "Owner Trust Documents"), (iii) subject to the
                                   ---------------------
terms of this Trust Agreement and of the other Operative Documents to which the Managing Trustee is a party, to take whatever action shall be required to be taken by the Managing Trustee by the terms of, and exercise its rights (upon instructions received from the Owner Participant) and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) of this Section 2.1 as set forth in such documents, agreements, instruments and certificates, and (iv) subject to the terms and limitations of this Trust Agreement and the other Operative Documents to which it is a party, to take such other action in connection with the foregoing as the Owner Participant may from time to time direct in written instructions to the Managing Trustee.

          2.2  Authority to Execute and Perform U.K. Documents and Related
               -----------------------------------------------------------
Documents.  The Managing Trustee agrees for the benefit of the Owner Participant
---------
(i) upon receipt of the authorization and direction by the Owner Participant, to execute and deliver the U.K. Documents contemplated to be executed and delivered by the Managing Trustee and to take the other actions contemplated to be taken by the Managing Trustee under the U.K. Documents, (ii) to execute and deliver any other agreement, instrument or certificate contemplated by the U.K. Documents as the Owner Participant from time to time may direct in written instructions to the Managing Trustee (all U.K. Documents to which the Trust is a party being herein referred to as the "Owner Trust U.K. Documents"), (iii)
                                       --------------------------
subject to the terms of this Trust Agreement and of the Owner Trust U. K. Documents to which the Managing Trustee is a party, to take whatever action shall be required to be taken by the Managing Trustee by the terms of, and exercise its rights (upon instructions received from the Owner Participant) and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) of this Section 2.2 as set forth in such documents, agreements, instruments and certificates, and (iv) subject to the terms of this Trust Agreement and the other Operative Documents and U.K Documents to which it is a party, to take such other action in connection with the foregoing as the Owner Participant may from time to time direct in written instructions to the Managing Trustee.

          2.3  Authority of Delaware Trustee to Execute and Perform Documents.
               ---------------------------------------------------------------
The Delaware Trustee agrees for the benefit of the Owner Participant, upon receipt of the written authorization and direction by the Owner Participant, to execute and deliver such documents and to take the other actions contemplated to be taken by the Delaware Trustee as may be expressly set forth in such authorization and direction.

          SECTION 3.     DECLARATION OF BUSINESS TRUST;
                         ORGANIZATION
                         ------------------------------

          3.1  Appointment of the Owner Trustees; Declaration of Trust.  The
               -------------------------------------------------------
Trust Company is hereby appointed Managing Trustee and the Resident Trustee is hereby appointed Delaware Trustee and each hereby accepts such appointment. The Managing Trustee agrees to hold the Trust Estate as Owner Trustee in trust upon the terms and conditions and for the use and the benefit of the Owner Participant as herein set forth. It is the intention of the parties hereto that the trust created by this Trust Agreement constitute a business trust under the Business Trust Act and that this Trust Agreement constitute the governing instrument of such business trust. The parties intend, and this Trust Agreement is intended to cause, the Trust to be characterized as a grantor trust for federal income tax purposes. The provisions hereof shall be interpreted accordingly and no party hereto shall take a contrary position for federal income tax purposes.

          3.2  Managing Trustee.  The Trust Company agrees that it will hold as
               ----------------
Managing Trustee all estate, right, title and interest of the Trust in and to the Vessel Interest, the Owner Trust Documents and the Owner Trust U.K. Documents, and all money held by the Managing Trustee from time to time hereunder, including, without limitation, all amounts of Hire, insurance proceeds, sales proceeds, rental proceeds, and requisition, indemnity or other payments of any kind, but specifically excluding Excepted Payments (collectively, the "Trust Estate"), upon the trusts set forth
                                      ------------
herein and for the use and benefit of the Owner Participant as sole beneficiary, subject, however, to the provisions of and the Lien created by the Indenture.

          3.3  Delaware Trustee.  Notwithstanding any other provision of this
               ----------------
Trust Agreement, the Delaware Trustee shall not be entitled to exercise any of the duties and responsibilities of the Managing Trustee described in this Trust Agreement. The Delaware Trustee shall be an Owner Trustee for the sole and limited purpose of fulfilling the requirements of (S) 3807 of the Business Trust Act.

          3.4  Name.  The name of the Trust established by this Trust Agreement
               ----
is QM TANKER 1178 Trust. The Trust's activities may be conducted under such name or under any other name deemed advisable by the Managing Trustee.

          3.5  Purpose.  The purposes for which the Trust is formed are (a) to
               -------
carry on, subject to Section 6, the activities referred to in Section 2, and otherwise administer, maintain, protect and preserve the Trust Estate and (b) to engage, subject to Section 6, in any and all activities necessary, desirable, convenient or incidental to the foregoing; provided, however, that so long as
                                           --------  -------
the Lien of the Indenture shall be in effect and shall not have been discharged pursuant to the terms thereof, without the prior written consent of the Indenture Trustee, (i) the Trust will only engage in the business and activities contemplated by the Operative Documents and the U.K. Documents and activities incidental thereto and shall not engage in any other business or activities and
(ii) the Trust will not merge or consolidate with any other person.

          3.6  Filing of Certificate of Trust.  Upon the execution of this Trust
               ------------------------------
Agreement, the Owner Trustees shall execute the Certificate of Trust for the Trust in the form attached hereto as Exhibit A, and the Delaware Trustee shall cause the filing thereof with the Secretary of State of the State of Delaware.

          3.7  Duration of Trust.  The Trust shall remain in existence from
               -----------------
November 19, 1997 until terminated in accordance with Section 9.

                  SECTION 4.  PAYMENTS
                              --------

          4.1  Payments from Trust Estate Only.  All payments to be made by the
               -------------------------------
Managing Trustee under this Trust Agreement shall be made only from the assets of or income and proceeds from the Trust Estate and only to the extent that the Owner Trust shall have received income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof, except as specifically provided herein. The Owner Participant agrees that it will look solely to the assets of or the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as expressly provided herein, neither the Trust Company nor Resident Trustee shall be liable for any amounts payable under this Trust Agreement or subject to any liability under this Trust Agreement, and the Trust shall not incur any indebtedness except as contemplated by the Operative Documents and the U.K. Documents.

          4.2  Method of Payment.  (a)  All amounts payable to the Owner
               -----------------
Participant or to the Indenture Trustee pursuant to this Trust Agreement shall be paid by the Managing Trustee, if to the Owner Participant, by transferring such amount in immediately available funds to such account at such financial institution as the Owner Participant from time to time may direct or, if to the Indenture Trustee, in the manner specified in the Indenture, in either case without discretion on the part of the Managing Trustee.

          (b) Notwithstanding the foregoing, the Managing Trustee will pay, if so requested by the Owner Participant in writing, any or all amounts payable by the Managing Trustee hereunder to the Owner Participant either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Trust Company in immediately available funds, (ii) by payment at the address for payment specified in Schedule 1 to the Participation Agreement in immediately available funds or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Managing Trustee.

          (c) The Managing Trustee will pay all amounts payable by the Owner Trustees hereunder on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Managing Trustee prior to 11:00 a.m., New York City time, and the

Managing Trustee shall not have been reasonably able to distribute such funds to the Owner Participant on the day received).

                  SECTION 5.  DISTRIBUTIONS
                              -------------

          5.1  Payments to the Indenture Trustee.  So long as the Lien of the
               ---------------------------------
Indenture shall be in effect and shall not have been discharged pursuant to the terms thereof, (i) if no Indenture Event of Default shall have occurred and be continuing, all Base Hire, Termination Value and other Hire payable in connection with an Event of Loss or termination of the Charter Party, insurance payments and requisition and similar payments, and (ii) if an Indenture Event of Default shall have occurred and be continuing all Hire and other payments of any kind payable to the Trust or received by either Owner Trustee (other than, in either case, Excepted Payments and payments received from the Indenture Trustee) shall be payable directly to the Indenture Trustee for distribution in accordance with the provisions of the Indenture, and if any such amount or payment is received by the Owner Trustees, such amount or payment upon receipt thereof shall be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind for distribution in accordance with the provisions of the Indenture.

          5.2  Payments to the Owner Trustees.  Any payment of the type referred
               ------------------------------
to in Section 5.1 received by any Owner Trustee after the Indenture shall have been discharged pursuant to the terms thereof, any payment received from the Indenture Trustee other than as specified in Section 5.3 and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein shall be distributed forthwith upon receipt by such Owner Trustee in the following order of priority: first, so much of such
                                                        -----
payment as shall be required to reimburse the Owner Trustees for any expenses not otherwise reimbursed as to which the Owner Trustees entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustees; second, so much of the remainder for which provision as to the
          ------
application thereof is contained in any of the Owner Trust Documents or the Owner Trust U.K. Documents shall be applied and distributed in accordance with the terms of such Owner Trust Document or the Owner Trust U.K. Document as the case may be; and third, the balance, if any, shall be paid to the Owner
                 -----
Participant.

          5.3  Excepted Payments.  Any Excepted Payment received by any Owner
               -----------------
Trustee shall be paid by such Owner Trustee to the Person to whom such Excepted Payment is payable pursuant to the terms of the Owner Trust Documents or the Owner Trust U.K. Documents.

          5.4  Certain Distributions to the Owner Participant.  All amounts from
               ----------------------------------------------
time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the terms of the Indenture shall, if paid to any Owner Trustee, be distributed by such Owner Trustee to or at the direction of the Owner Participant. All amounts received by the Owner Trustees prior to the Closing Date shall be held and disbursed in accordance with the directions of the Owner Participant.

          5.5  No Shares, etc.  The Trust shall not have or issue shares or
               --------------
participation certificates or other transferable evidence of ownership.

                  SECTION 6.  CERTAIN DUTIES OF THE OWNER TRUSTEES
                              ------------------------------------

          6.1  Notice of Certain Events.  In the event that a Responsible
               ------------------------
Officer of the Managing Trustee shall have Actual Knowledge of any Charter Event of Default, any Indenture Event of Default or any Event of Loss, the Managing Trustee shall give prompt telephonic notice thereof (promptly confirmed in writing) to the Owner Participant, the Charterer and the Indenture Trustee, unless (in the case of notice to the Indenture Trustee or the Charterer) such Charter Event of Default, Indenture Event of Default or Event of Loss, as the case may be, has been remedied before the giving of such notice and the Managing Trustee has Actual Knowledge that the Charter Event of Default, Indenture Event of Default or Event of Loss has been so remedied. Subject to the terms of
Section 6.3, the Managing Trustee shall, after the occurrence of any such event, take or refrain from taking such action with respect thereto, not inconsistent with the provisions of the Operative Documents, with respect thereto as the Managing Trustee shall be instructed in writing by the Owner Participant. If the Managing Trustee shall not have received instructions as above provided within 20 days after such notice of such event to the Owner Participant, the Managing Trustee may, until it shall have received such instructions and subject to the provisions of the Owner Trust Documents and the Owner Trust U.K. Documents, take such action or refrain from taking such action (but shall be under no duty to take or refrain from taking any action) with respect to such Charter Event of Default, Indenture Event of Default or Event of Loss, as it shall deem advisable in the best interests of the Owner Participant.

          6.2  Action Upon Instructions.  (a)  Subject to the terms of Sections
               ------------------------
6.1 and 6.3, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustees shall take or refrain from taking such action or actions, not inconsistent with the provisions of any of the Owner Trust Documents or the Owner Trust U.K. Documents, as may be specified in such instructions. In the event that an Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other Owner Trust Document or the Owner Trust U.K. Documents, such Owner Trustee may request and rely upon instructions of the Owner Participant.

          (b) Notwithstanding anything to the contrary set forth in Section 2.1 hereof, the Managing Trustee shall not, without instructions from the Owner Participant, (x) exercise any right to retain the Vessel Interest under Article 18 of the Charter Party, or (y) consent to or approve any action or document as being satisfactory to the Owner Trustee, or waive any condition or the performance of any obligation in favor of such Owner Trustee or the Trust Estate, or release the Charterer or the Head Lessor from any obligation under the Operative Documents or the U.K. Documents.

          6.3  Indemnification.  Neither Owner Trustee shall be required to take
               ---------------
or refrain from taking any action under Sections 2.1, 2.2, 2.3, 6.1 or 6.2 (other than the actions specified in the first sentence of Section 6.1) unless such Owner Trustee shall have been indemnified in its individual capacity by the Owner Participant, in manner and form reasonably satisfactory to such Owner Trustee, against any liability, fee, cost or expense (including, without limitation, reasonable attorneys' fees) which may be incurred or charged in connection therewith, other than any such liability, fee, cost or expense which results from the willful misconduct (including, without limitation, willful breach of contract) or gross negligence of such Owner Trustee, or the failure of such Owner Trustee to use ordinary care in the receipt and disbursement of funds, and, if the Owner Participant shall have directed an Owner Trustee to take or refrain from taking any action under any Owner Trust Document or the Owner Trust U.K. Document, the Owner Participant agrees to furnish such indemnity (subject to the foregoing limitation) as shall be reasonably satisfactory to such Owner Trustee, and in addition, to the extent not otherwise paid pursuant to the terms of any other Owner Trust Document or the Owner Trust U.K. Document, to pay the reasonable compensation of such Owner Trustee for the services performed or to be performed by it pursuant to such direction as set forth in
Section 8.2. Neither Owner Trustee shall be required to take any action under any Owner Trust Document or the Owner Trust U.K. Document if such Owner Trustee reasonably shall determine, or shall have been advised by counsel, that such action is likely to result in unindemnified personal liability to such Owner Trustee or is contrary to the terms hereof or of any documents contemplated hereby to which such Owner Trustee is a party, or otherwise contrary to law, and such Owner Trustee in such case shall deliver promptly to the Owner Participant written notice of the basis of its refusal to act.

          6.4  No Duties Except as Specified.  Neither Owner Trustee shall have
               -----------------------------
any power, right, authority, duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Vessel or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Owner Trust Document or any Owner Trust U.K. Document, except as expressly provided by the terms of this Trust Agreement, the Indenture, the Owner Trust Documents or the Owner Trust U.K. Documents or in written instructions from the Owner Participant received pursuant to Sections 2.1, 2.2, 2.3, 6.1 or 6.2; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustees. Notwithstanding and without limiting the foregoing, the Trust Company agrees that it will, in its individual capacity and at its own expense, without any right to indemnification hereunder, promptly take all action necessary to discharge and satisfy in full any Owner's Lien attributable to it on any part of the Trust Estate and will claim no indemnity therefor hereunder or under the Participation Agreement or under any other Operative Document.

          6.5  No Action Except Under Specified Documents or Instructions.  The
               ----------------------------------------------------------
Owner Trustees shall not have any right, power or authority to, and each Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Vessel or any other part of the Trust Estate except as
(i) expressly provided by the terms of this Trust Agreement, (ii) expressly required by the terms of any Owner Trust Document or the Owner Trust U.K. Document or (iii) expressly directed or authorized in written instructions from the Owner Participant pursuant to Sections 2.1, 2.2, 2.3, 6.1 or 6.2. Except as provided in this Trust Agreement, the Operative Documents or the U.K. Documents, the Trust shall not maintain a separate office or possess property (other than the Trust Estate), office supplies or equipment or have independent bank accounts other than those bank accounts required to administer the Trust Estate or comply with the terms of the Indenture, the Operative Documents and the U.K. Documents.

          6.6            Tax Returns; Records.  The Managing Trustee shall be
                         --------------------
responsible for the maintaining of all appropriate books and records relating to the receipt and disbursement of all moneys which it may receive or be entitled to hereunder or under any agreement contemplated hereby. The Managing Trustee agrees, at the request and expense of the Owner Participant, to prepare or cause to be prepared and to sign and/or file all tax returns with respect to the transactions contemplated hereby or any agreement referred to herein; provided,
                                                                      --------
however, that the Managing Trustee shall, to the extent it shall have timely
-------
received all necessary information from the Owner Participant, send a copy of the contemplated return to the Owner Participant not more than sixty (60) nor less than thirty (30) days prior to the due date of the return. The Owner Participant, upon request, will furnish the Managing Trustee with all such information as may be reasonably required from the Owner Participant in connection with the preparation of such tax returns. The Managing Trustee shall keep copies of all returns delivered to or filed by it.

          6.7  Absence of Certain Duties.  Except in accordance with written
               -------------------------
instructions furnished pursuant to Sections 2.1, 2.2, 2.3, 6.1 and 6.2, and except as expressly provided in any Operative Document and without limiting the generality of Section 6.4, neither Owner Trustee shall have any duty (i) to file, record or deposit any Owner Trust Document or any Owner Trust U.K. Document, including, without limitation, this Trust Agreement, or any other document, or to maintain any such filing, recording or deposit, or to refile, rerecord or redeposit any such document, (ii) to obtain insurance with respect to the Vessel or to effect or maintain any such insurance, other than to receive and forward to the Owner Participant any notices, policies, certificates or binders furnished to the Owner Trust by the Charterer or its insurance brokers,
(iii) to maintain or mark the Vessel, (iv) to pay or discharge any tax, assessment or other governmental charge, or any Lien or encumbrance of any kind, owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in Section 6.4, (v) to confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of the Charterer or the Guarantor, (vi) to inspect the Vessel at any time, or to ascertain or inquire as to the performance or observance of any of the covenants of the Charterer or any other Person under any Owner Trust Document or the Owner Trust U.K. Document with respect to the Vessel or any other part of the Trust Estate or (vii) to manage, control, use, sell, dispose of or otherwise deal with the Vessel or any other part of the Trust Estate or any part thereof, except as provided in clauses (i), (ii) and (iii) of Section 6.5.

          6.8  Fixed Investment Trust.  Notwithstanding anything herein to the
               ----------------------
contrary, neither Owner Trustee shall be authorized nor have any power to reinvest the proceeds of the Trust Estate or to otherwise "vary the investment" of the Owner Participant within the meaning of Treasury Regulations (S) 301.7701-4(c)(1).

                  6.9  Fiduciary Duty.
                       --------------

          (a) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating to the Trust or to any other Person, such Indemnitee acting under this Agreement shall not be liable to the Trust or to any other Person for its good faith reliance on the provisions of this Agreement. To the extent that provisions of this Agreement restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, such provisions are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee.

          (b) Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises among Indemnitees or between an Indemnitee and a Person or as a result of any provision of this Agreement or any other agreement contemplated herein, then the Managing Trustee shall resolve such conflict of interest considering in each case: (i) the relative interest of each party (including its own interest) in such conflict, agreement, transaction or situation; (ii) the benefits and burdens relating to such interests; (iii) any customary or accepted industry practices; and (iv) any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Trustee, the resolution provided by the

Managing Trustee shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Trustee at law or in equity or otherwise; and

          (c) If an Indemnitee is permitted or required under this Agreement to make a decision in its "good faith" or under another express standard, the Indemnitee shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.

          6.10  Place of Administration.  The principal place of administration
                -----------------------
of the trusts created hereby shall be in the Cayman Islands.

                  SECTION 7.  THE OWNER TRUSTEES
                              ------------------

          7.1  Trustees.  The number of Owner Trustees shall initially be two
               --------
(2), and thereafter the number of Owner Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Owner Participant. The Owner Participant is entitled to appoint or remove without cause any Owner Trustee at any time; provided, however, that the number of Owner
                                     --------  -------
Trustees shall in no event be less than two (2); and provided, further, that at
                                                     --------  -------
all times there should be at least one Owner Trustee who, if an individual, is a resident of the State of Delaware or which, if an entity, has its principal place of business in the State of Delaware.

          7.2  Acceptance of Trusts and Duties.  Each Owner Trustee accepts the
               -------------------------------
trusts hereby created and agrees to perform the same on the terms of this Trust Agreement. Each Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate pursuant to the terms of this Trust Agreement. Neither the Trust Company nor the Resident Trustee in their respective individual capacities, shall be answerable or accountable under any circumstances except, and in the case of such exceptions shall not be entitled to indemnity hereunder, (i) for such Person's own willful misconduct (including, without limitation, willful breach of contract) or gross negligence,
(ii) in the case of the inaccuracy of any of such Person's representations or warranties contained in Section 7.4 hereof or in Section 8 of the Participation Agreement or in any written certificate delivered pursuant to any Operative Document or U.K. Document given expressly in such

Person's individual capacity and not in its capacity as a trustee hereunder,
(iii) as arising from such Person's failure to perform obligations expressly undertaken by such Person in the last sentence of Section 6.4 hereof or expressly undertaken by such Person in Section 12.2 of the Participation Agreement, (iv) for any Tax based on or measured by any fees, commissions or compensation received by such Person for acting as Owner Trustee in connection with any of the transactions contemplated by the Operative Documents or the U.K. Documents, or (v) for such Person's failure to use ordinary care in the receipt and disbursement of funds.

          7.3  Furnishing of Documents.  (a)  Each Owner Trustee will furnish to
               -----------------------
the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments furnished to such Owner Trustee under any Owner Trust Document or any Owner Trust U.K. Document, unless such Owner Trustee shall have determined that the same already has been actually received by the Owner Participant.

          (b) The Delaware Trustee shall furnish to the Managing Trustee, promptly upon receipt thereof, a duplicate or copy of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Delaware Trustee and relating to the Trust, this Trust Agreement or the other parties hereto, provided, that the Delaware Trustee need
                                       --------
not forward documents to the Managing Trustee if such Person originated the documents or furnished them to the Delaware Trustee or is to receive any such documents from any Person other than the Delaware Trustee according to an express provision hereof or under any document to which the Managing Trustee is a party.

          7.4  No Representations or Warranties as to the Vessel or Documents.
               --------------------------------------------------------------
(a) NEITHER THE TRUST COMPANY, RESIDENT TRUSTEE, THE MANAGING TRUSTEE NOR THE DELAWARE TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE VESSEL OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE VESSEL OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, except that each of the Trust Company and the Resident Trustee hereby represents and warrants that
(i) on the Closing Date, the Trust shall have received whatever right, title and/or interest in or to the Vessel as was conveyed to the Trust on such date and (ii) the Vessel Interest shall be free and clear of Owner's Liens attributable to the Trust Company and the Resident Trustee and (b) neither the Trust Company, the Resident Trustee, the Managing Trustee nor the Delaware Trustee makes any representation or warranty as to the validity or enforceability of any Operative Document, or as to the correctness of any statement therein, except to the extent that any such representation, warranty or statement is expressly made in an Operative Document or in any written certificate delivered pursuant thereto by any of the Owner Trustees, Resident Trustee, or the Trust Company as the case may be, and except that the Trust Company and Resident Trustee hereby represent and warrant that (i) this Trust Agreement has been duly executed and delivered by the Trust Company and Resident Trustee and each of the Owner Trust Documents has been or will be executed and delivered by officers of the Trust Company, Resident Trustee or by each Owner Trustee, as the case may be, who are or will be duly authorized to execute and deliver documents on its behalf, (ii) each of the Trust Company and the Resident Trustee have all corporate power and authority to execute, deliver and perform this Trust Agreement and (iii) assuming the due authorization, execution and delivery of this Trust Agreement by the Owner Participant, this Trust Agreement constitutes the legal, valid and binding obligations of the Trust Company and the Resident Trustee enforceable against the Trust Company and Resident Trustee, respectively, in accordance with its terms.

          7.5  No Segregation of Moneys; No Interest.  Except as otherwise
               -------------------------------------
provided herein, in any other Operative Document or in written instructions from the Owner Participant, moneys received by any Owner Trustee hereunder need not be segre-gated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and such Owner Trustee shall not be liable for any interest thereon.

          7.6  Reliance; Advice of Counsel.  Neither Owner Trustee shall incur
               ---------------------------
any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by such Owner Trustee in good faith to be genuine and reasonably believed by such Owner Trustee in good faith to be signed by the proper party or parties. Any request, direction, order or demand of the Owner Participant or the Charterer mentioned herein or in any other Operative Document to which the Owner Trust is a party shall be sufficiently evidenced by an Officer's Certificate of the Owner Participant or the Charterer, as the case may be. An Owner Trustee may accept in good faith a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, an Owner Trustee may for all purposes hereof rely on an Officer's Certificate of the relevant party as to such fact or matter, and such Officer's Certificate shall constitute full protection to such Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, an Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and may consult with counsel, accountants and other skilled persons to be selected and employed by it, and an Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by such Owner Trustee in accordance with the written advice or opinion within the scope of the competence of any such counsel, accountants or other skilled persons and not contrary to this Trust Agreement, except for the exercise of reasonable care in the appointment of counsel, accountants or other skilled persons.

          7.7  Not Acting in Individual Capacity.  Except as provided in this
               ---------------------------------
Trust Agreement, in accepting the trusts hereby created each Owner Trustee agrees to act solely as trustee hereunder and not in its individual capacity; and all Persons having any claim against an Owner Trustee by reason of the transactions contemplated by the Owner Trust Documents or the Owner Trust U.K. Documents shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Trust Agreement and except to the extent the Trust Company or the Resident Trustee otherwise shall agree in any Owner Trust Document or Owner Trust U.K. Document.

                  SECTION 8.  INDEMNIFICATION; COMPENSATION
                              -----------------------------

          8.1  Indemnification of the Trust Company and Resident Trustee.   The
               ---------------------------------------------------------
Owner Participant agrees to assume liability for, and to indemnify and hold harmless the Trust Company and the Resident Trustee (which terms shall include, solely for purposes of this Section 8, each officer, director, employee and agent thereof) against and from any and all liabilities, obligations, damages, taxes (excluding any taxes, fees or other charges payable by the Trust Company or the Resident Trustee or measured by any compensation received by each Owner Trustee for its services hereunder), claims, actions, suits, out-of-pocket costs, expenses and disbursements of any kind and nature whatsoever, including, without limitation, the reasonable fees and expenses of counsel but excluding internal costs and expenses such as salaries (collectively, "Trust Expenses")
                                                             --------------
which may be imposed on, incurred by or asserted at any time against the Trust Company or the Resident Trustee (whether or not also indemnified by any other Person); provided, however, that to the extent the Trust Company or the Resident
         --------  -------
Trustee shall have actually received any payment in the nature of an indemnity payment from any such other Person relating to a claim hereunder, the Trust Company and the Resident Trustee shall not be entitled to the amount of any such payment pursuant to this Section 8.1 in any way relating to or arising out of
(i) the administration of the Trust Estate or the action or inaction of the Trust Company or Resident Trustee hereunder or under the other Owner Trust Documents or the Owner Trust U.K. Documents, (ii) the Vessel or any part thereof, (iii) the Owner Trust Documents or the Owner Trust U.K. Documents or any of them, the issuance of the Secured Notes or the making of any investment in the Vessel, payments made pursuant to any thereof or the enforcement by the Trust Company or the Resident Trustee of any of such Person's rights under the Owner Trust Documents or the Owner Trust U.K. Documents, or any other transaction contemplated by the Owner Trust Documents or the Owner Trust U.K. Documents, or (iv) the manufacture, financing, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, charter, subcharter, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment or other application or disposition of all or any part of the Vessel or any interest therein, including, without limitation, (A) claims or penalties arising from any violation of law or liability in tort (strict or otherwise), (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent or other defects, whether or not discoverable and (D) any claim for patent, trademark or copyright infringement; except only that the Owner Participant shall not be required to indemnify the Trust Company or the Resident Trustee for Trust Expenses arising or resulting from any of the matters (1) described in clauses (i) through (v) of the last sentence of Section 7.2 or (2) for which the Charterer would not have been required to indemnify the Trust Company or the Resident Trustee pursuant to Section 14.1(a) or 14.2(b) of the Participation Agreement (disregarding for this purpose (i) clauses 1, 4, 6, 8, 9 (to the extent any "other exclusion" referred to therein refers to clauses 4, 6, 8, 10, 11, 13, or 19 of the proviso to such 14.1(a)), 10, 11, 13 and 19 of the proviso to Section 14.1(a) of the Participation Agreement and (ii) clauses 2, 5, 7, 10, 14, 15 and 16 of Section 14.2(b) of the Participation Agreement). The indemnities contained in this Section 8.1 shall survive the termination of this Trust Agreement. To secure the foregoing indemnities, each Owner Trustee shall be entitled to apply any amount otherwise distributable to the Owner Participant pursuant to Section 5.2 against any such indemnity which has not been paid when due. The indemnities contained in this Section 8.1 extend to the Trust Company and the Resident Trustee only and shall not be construed as indemnities of the Trust Estate.

          8.2  Compensation and Expenses.  Each Owner Trustee agrees that it
               -------------------------
shall have no right against the Owner Participant or the Trust Estate for any fee as compensation for its services or for its expenses, to the extent that the Charterer has paid such amounts pursuant to Section 2.10 or 14.1(g) of the Participation Agreement. Subject to the preceding sentence, the Owner Participant shall pay, or reimburse each Owner Trustee for, all reasonable expenses of such Owner Trustee, together with reasonable compensation for its services hereunder as provided herein, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as each Owner Trustee may employ in connection with the exercise and performance of its or his rights and duties under the Owner Trust Documents and the Owner Trust U.K. Documents (provided that the Trust shall not have any employees), unless and to the extent that such Owner Trustee otherwise receives payment or reimbursement pursuant to any Owner Trust Document or any Owner Trust U.K. Document, whether or not the transactions contemplated hereby are consummated.

                  SECTION 9.  TERMINATION OF TRUST AGREEMENT
                              ------------------------------

          9.1  Termination of Trust Agreement.  Subject to the terms of the
               ------------------------------
Participation Agreement, the Indenture and Sections 5 and 8.1 hereof, this Trust Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force or effect, upon the sale or other final disposition by the Managing Trustee of all property constituting part of the Trust Estate and the final distribution by the Managing Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of
Section 5.

          9.2  Termination at Option of the Owner Participant.  The provisions
               ----------------------------------------------
of Section 9.1 notwithstanding, but subject to Section 11.2, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to each Owner Trustee to revoke the trusts created hereby; provided that,
                                                                  --------
in addition to the giving of such notice, the Owner Participant, with the cooperation of each Owner Trustee, shall execute and deliver such written agreements and instruments and take such actions as shall be necessary in order to cause the succession of the Owner Participant to all the rights, title, interests, duties and liabilities of each Owner Trustee under the Owner Trust Documents and the Owner Trust U.K. Documents (other than obligations attributable to any gross negligence or willful misconduct of the Trust Company or the Resident Trustee or any breach by either Owner Trustee of its or his obligations under the Owner Trust Documents or the Owner Trust U.K. Documents);

provided, however, that prior to any such termination, the Lien of the Indenture
--------  -------
on the Indenture Estate shall have been released, and full payment of the principal of, or, premium (if any) and interest on the Secured Notes shall have been made or the Indenture Trustee shall have consented to such termination.

The written agreements and instruments referred to in the preceding sentence shall be reasonably satisfactory in form and substance to each Owner Trustee and shall release each Owner Trustee from all further obligations of the Owner Trustees hereunder and under the agreements and other instruments mentioned in the preceding sentence.

          9.3  Distribution of Trust Estate Upon Termination.  Upon any
               ---------------------------------------------
termination of the trust created hereby pursuant to Section 9.1 or 9.2, the Owner Trustees shall transfer title to the Trust Estate (and assign all their right, title and interest in, to and under each Operative Document) to the Owner Participant or its designee. No later than the effective date of termination of the trust created hereby the Owner Trustees or its designee(s) shall execute and deliver to the Owner Participant a bill of sale and other written instrument or instruments prepared by the Owner Participant in form and substance reasonably satisfactory to the Owner Trustees evidencing the transfer of title to the Trust Estate to the Owner Participant and, no later than the effective date of such termination, the Owner Participant shall execute and deliver to the Owner Trustees a written instrument in form and substance reasonably satisfactory to the Owner Trustees evidencing discharge of the Owner Trustees from their obligations hereunder and under the other Owner Trust Documents and the Owner Trust U.K. Documents to which each Owner Trustee is a party except those theretofore accrued and their obligations to release Owner's Liens.


          SECTION 10.            SUCCESSOR OWNER TRUSTEES,
                                 -------------------------
                                 CO-OWNER TRUSTEES AND
                                 ---------------------
                                 SEPARATE OWNER TRUSTEES
                                 -----------------------

          10.1  Resignation and Successors.  (a)  An Owner Trustee may resign at
                --------------------------
any time without cause by giving at least sixty (60) days' prior written notice to the Owner Participant, with a copy to the Indenture Trustee and the Charterer, such resignation to be effective on the expiration of such sixty (60) day period. In addition, the Owner Participant at any time may remove an Owner Trustee without cause by an instrument in writing delivered to such Owner Trustee, the Indenture Trustee and the Charterer, such removal to be effective upon the acceptance of appointment by a successor to such Owner Trustee under paragraph (b) of this Section 10.1. In case of the resignation or removal of an Owner Trustee, the Owner Participant may appoint a successor to such Owner Trustee by an instrument in writing, signed by the Owner Participant. If a successor to an Owner Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee, the Owner Participant, the Indenture Trustee or the Charterer may apply to any court of competent jurisdiction to appoint a successor to the Owner Trustee reasonably acceptable to the Owner Participant to act until such time, if any, as a successor shall have been appointed as above provided in this Section 10.1. Any successor so appointed by such court shall immediately and without further act be superseded by any successor to such Owner Trustee appointed as above provided in this Section 10.1.

          (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment and shall give the Owner Participant, the Indenture Trustee and Charterer written notice of such acceptance. Upon the execution and delivery of such instrument, such successor Owner Trustee, without further act provided that any required Governmental Actions have been obtained, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named an Owner Trustee herein; provided, however, that upon the
                                          --------  -------
written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor trustee as the Owner Trustee hereunder, and such predecessor trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor trustee as the Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor trustee, pursuant to written instructions of the Owner Participant, will execute all documents and take all reasonable action within its control in order to cause such title held in the Trust Estate by such predecessor trustee to be transferred to the successor Owner Trustee.

          (c) Any successor to the Managing Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the Cayman Islands or, with the consent of the Owner Participant, the United States and having a combined capital and surplus of at least $50,000,000 reasonably acceptable to the Owner Participant, if there be such an institution willing, able and legally qualified to perform the duties of an Owner Trustee hereunder upon reasonable or customary terms.

          (d)  Any corporation into which the Trust Company    may be merged or
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trust Company shall be a party, or any corporation to which substantially all the corporate trust business of the Trust Company may be transferred, shall be, subject to compliance with the terms of paragraph (c) of this Section 10.1, the Managing Trustee under this Trust Agreement without further act.

          (e) Any successor to the Delaware Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America, having its principal place of business in Delaware and having a combined capital and surplus of at least $50,000,000 reasonably acceptable to the Owner Participant, if there be such an institution willing, able and legally qualified to perform the duties of an Owner Trustee hereunder upon reasonable or customary terms. Any request, approval or consent in writing by the Managing Trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such actions as may be so requested, approved or consented to.

          (f) Any corporation into which the Resident Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Resident Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Resident Trustee may be transferred, shall be, subject to compliance with the terms of paragraph (e) of this Section 10.1, the Delaware Trustee under this Trust Agreement without further act.

          10.2  Additional and Separate Trustees.  (a)  If the Managing Trustee
                --------------------------------
or the Owner Participant shall conclude that it is necessary or prudent in order to conform to the law of any other jurisdiction in which all or any part of the Trust Estate shall be situated, or to make or defend any claim or bring or defend any suit with respect to the Trust Estate, the Secured Notes or any Operative Document, or pursuant to advice of counsel satisfactory to it, or if the

Managing Trustee shall have been directed to do so by the Owner Participant, the Managing Trustee shall appoint another Person to act as additional or separate trustee for all or any part of the Trust Estate with such property, title, right, power or duty as the Managing Trustee and the Owner Participant may determine. In case any such additional trustee or separate trustee shall resign or be removed, all the assets, property, rights, powers or duties of such additional trustee or separate trustee, as the case may be, so far as permitted by any applicable law, shall vest in and be exercised by a new successor to such additional trustee, appointed in the manner otherwise provided in this Trust Agreement.

          (b) In the event that either the Owner Participant or the Managing Trustee shall determine to appoint another Person as additional or separate trustee, the Managing Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto, and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Managing Trustee and the Owner Participant, either to act as an additional trustee or trustees of all or any part of the Trust Estate, jointly with the Owner Trustees, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such agreement supplemental hereto, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right, or power deemed necessary or proper by the Managing Trustee or the Owner Participant, subject to the remaining provisions of this Section 10.2. In the event the Owner Participant shall not have joined in the execution of such agreement supplemental hereto within fifteen (15) days after the receipt of a written request from the Managing Trustee so to do without providing a reasonable basis for such failure to join, the Managing Trustee may act under the foregoing provisions of this Section 10.2 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Managing Trustee its agent and attorney-in-fact to act for the Owner Participant under the foregoing provisions of this Section 10.2 in the event of the occurrence of either of such contingencies. No additional trustee hereunder shall be an Affiliate or agent of the Charterer. The Managing Trustee may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by an additional trustee or separate trustee for more fully and certainly vesting in and confirming to such Person any property, title, right or power which, by the terms of such agreement supplemental hereto, are expressed to be conveyed or conferred to or upon such additional trustee or separate trustee, and the Owner Participant shall, upon the Managing Trustee's request, join therein and execute, acknowledge and deliver the same; and the Owner Participant hereby appoints the Managing Trustee its agent and attorney-in-fact to execute, acknowledge and deliver any such deed, conveyance, assignment or other instrument in the event that such Owner Participant shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do.

          (c) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed to act and the Owner Trustees shall act, subject to the following provisions and conditions:

          (i) to the extent permitted by applicable law, all powers, duties, obligations and rights conferred or imposed upon such Owner Trustee in respect of the receipt, custody, management, investment and payment of moneys, shall be exercised solely by such Owner Trustee;

          (ii) all other rights, powers, duties, and obligations conferred or imposed upon such Owner Trustee shall be conferred or imposed upon and exercised or performed by such Owner Trustee and such additional trustee or trustees and separate trustee or trustees jointly, except to the extent that under any law of the jurisdiction in which any particular act or acts are to be performed by such Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

          (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee or except jointly with, or with the consent of, the Owner Trustee; and

          (iv) no trustee hereunder shall be personally liable for reason of any act or omission of any other trustee hereunder.

          (d) If at any time the Managing Trustee and the Owner Participant shall deem it no longer necessary or prudent in order to conform to any applicable law or shall be advised by its counsel that it is no longer necessary or prudent in the interest of the Owner Trustees and the Owner Participant to maintain the appointment of such additional or separate trustee as provided herein, the Owner Trustees and the Owner Participant shall execute and deliver any agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any such additional or separate trustee. In the event that the Owner Participant shall not have joined in the execution of such agreement supplemental hereto, instruments and agreements, the Managing Trustee may act on behalf of the Owner Participant to the same extent provided above in this Section 10.2.

          (e) Any additional trustee or separate trustee may at any time by an instrument in writing constitute either Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent which may be authorized by applicable law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by law, shall vest in and be exercised by the Owner Trustees without necessity of any act by any party and without the appointment of a new successor to such additional or separate trustee, unless and until a successor is appointed in the manner provided in this Section 10.2.

          (f)  Each additional or separate trustee appointed pursuant to this
Section 10.2 shall be subject to, and shall have the benefit of, Sections 6.1 through 6.7 and Sections 8.1 and 11.2 insofar as they apply to the Owner Trustees. No appointing of, or action by, any additional trustee will relieve the Owner Trustees of any of its obligations hereunder or under any other Operative Document. Any request, approval or consent in writing by the Managing Trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such actions as may be so requested, approved or consented to.


          SECTION 11.  SUPPLEMENTS AND AMENDMENTS
                       --------------------------

          11.1  Supplements and Amendments.  Subject to the terms of the
                --------------------------
Operative Documents and the U.K. Documents, at the written request of the Owner Participant, this Trust Agreement shall be amended by a written instrument signed by the Trust Company and the Owner Participant (provided however, that in
                                                       -------- -------
the event such amendment adversely affects the duties or obligations of the Resident Trustee, such amendment shall be signed by the Resident Trustee as well), but if in the reasonable opinion of the Trust Company (or Resident Trustee, if applicable) any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Trust Company (or Resident Trustee, if applicable), under this Trust Agreement or any of the documents contemplated hereby to which it is a party, or would cause or result in any conflict with or breach of any term, condition or provision of, or default under, its charter documents or by-laws or any document contemplated hereby to which it is a party, the Trust Company (or Resident Trustee, if applicable), in its sole discretion may decline to execute such instrument.

          11.2  Limitation on Amendments.  The provisions of Section 11.1
                ------------------------
notwithstanding, but subject to Sections 11.1(g) and 17.6(b) of the Participation Agreement, (i) this Trust Agreement may not be revoked or terminated by the Owner Participant and (ii) the Owner Participant shall not request the Trust Company or Resident Trustee to execute any amendment which would result in the trusts created hereunder being terminated or which would materially adversely affect the Indenture Estate or the holders of the Secured Notes, in either case prior to the release of the Lien of the Indenture on the Indenture Estate or prior to the payment in full of the principal of, premium (if any) and interest on the

Secured Notes unless the Indenture Trustee shall have consented to any such revocation, termination or amendment.


          SECTION 12.  MISCELLANEOUS
                       -------------

          12.1  No Legal Title to Trust Estate in the Owner Participant.  The
                -------------------------------------------------------
Owner Participant shall not have legal title to any part of the Trust Estate.
No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the trusts created hereby or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          12.2  Sale of the Vessel by the Managing Trustee is Binding.  Any
                -----------------------------------------------------
sale, transfer or other conveyance of the Vessel or other property included in the Trust Estate or any part thereof by the Managing Trustee made pursuant to the terms of this Trust Agreement or any other Operative Document or Owner Trust U.K. Document shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustees and the Owner Participant in and to the Vessel Interest or other property included in the Trust Estate or part thereof, as the case may be. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustees.

          12.3  Notices.  Unless otherwise expressly specified or permitted by
                -------
the terms hereof, all notices hereunder shall be given as provided in Section
17.3 of the Participation Agreement.

          12.4  Severability of Provisions.  Any provision of this Trust
                --------------------------
Agreement which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall negotiate in good faith to replace such provision with an appropriate legal provision. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          12.5  Separate Counterparts.  This Trust Agreement may be executed by
                ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          12.6  Successors and Assigns.  This Trust Agreement, including the
                ----------------------
terms and provisions hereof, shall be binding upon the Owner Participant, the Trust Company, Resident Trustee and each Owner Trustee, whichever is applicable pursuant to the terms hereof, and their respective successors and assigns, and inure to the benefit of the Owner Participant, the Trust Company, Resident Trustee or each Owner Trustee, whichever is applicable pursuant to the terms hereof, and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind the successors and assigns of the Owner Participant.

          12.7  Transfer of Owner Participant's Interest.  (a) All provisions of
                ----------------------------------------
Section 15 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 12.7) be applicable
                         ----------------
to any assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Trust Estate or this Trust Agreement or any other Operative Document and notwithstanding (S) 3805(d) of the Delaware Business Trust Act the Owner Participant may only transfer its interest in compliance with that provision.

          (b) In the event that at any time there shall be more than one Owner Participant pursuant to the provisions of Section 13 of the Participation Agreement, then in each such case, as used herein, the term "Owner Participant" shall be deemed to refer to each such Owner Participant, except that any reference to consents, approvals or waivers of the "Owner Participant" as used herein shall require the consent, approval or waiver of each such Owner Participant. At any time that there shall be required to be made hereunder any distribution, disbursement, assignment or other transfer of monies or, any other item whatsoever, then such distribution, disbursement, assignment or other transfer shall be made pro rata to each Owner Participant existing at such time in accordance with their respective interests hereunder. If there shall be more than one Owner Participant, no Owner Participant shall be liable for performance by any other Owner Participant of such other Owner Participant's obligations under the Operative Documents or the U.K. Documents or in respect of actions taken by any other Owner Participant except as otherwise expressly so set forth.

          12.8  Headings; Table of Contents.  The division of this Trust
                ---------------------------
Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          12.9  GOVERNING LAW.  THIS TRUST AGREEMENT SHALL BE GOVERNED
                -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH JURISDICTION.

          12.10  Performance by the Owner Participant.  Any obligation of the
                 ------------------------------------
Trust Company, the Resident Trustee or either Owner Trustee hereunder or under any other Operative Document or other document contemplated hereby, may be performed by the Owner Participant and any such performance shall not be construed as a revocation of the trusts created hereby.

          12.11  The Owner Trust Documents.  If any provision in this Trust
                 -------------------------
Agreement shall conflict with or otherwise be inconsistent with the terms of any Owner Trust Document or any Owner Trust U.K. Document, the terms of such Owner Trust Document or Owner Trust U.K. Document shall control.

          12.12  Performance of Obligations to Indenture Trustee.  After the
                 -----------------------------------------------
Indenture shall have been discharged and all of the principal of an premium, if any, and interest on the Secured Note is paid in full pursuant to the terms thereof, the provisions of this Trust Agreement which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Indenture Trustee shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          12.13  Trust Agreement for Benefit of Parties Only.  Unless otherwise
                 -------------------------------------------
expressly provided herein, nothing herein shall be construed to give any Person other than the Owner

Trustees and the Owner Participant and to the extent provided in Sections 5.1, 6.1, 9.2, 10.1 and 11.2, the Indenture Trustee and the holders of the Secured Notes any legal or equitable right, remedy or claim under or in respect of this Trust Agreement and this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustees, the Owner Participant, the Indenture Trustee and the holders of the Secured Notes.

          12.14  Limitation on Owner Participant's Liability.  Except as
                 -------------------------------------------
expressly set forth herein, the Owner Participant shall not have any liability for the performance of this Trust Agreement.

          12.14  No Petition.  Unless otherwise agreed in writing by both the
                 -----------
Indenture Trustee and Owner Participant, each Owner Trustee and the Owner Participant hereby covenant and agree to the fullest extent permitted by law that they will not at any time institute on behalf of or against the Trust or join in any institution on behalf of or against the Trust, of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, proceedings under any United States Federal or state bankruptcy or similar law.

          12.16  Waiver, Etc.  No term or provision hereof may be changed,
                 ------------
waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Section 11 hereof and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

          IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed as of the date first above written.


                                        DEUTSCHE MORGAN GRENFELL (CAYMAN)
                                        LIMITED, not in its individual
                                        capacity, except as expressly
                                        provided herein, but solely as
                                        Managing Owner Trustee


                                        By: ________________________
                                        Its:


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, except as
                                        expressly provided herein, but solely
                                        as Delaware Owner Trustee


                                        By:  _______________________
                                        Its:


                                        QM TANKER CO. L.L.C.


                                        By:  _______________________
                                        Its:


                            [QM TANKER 1178 TRUST]

                                   Appendix A
                                   ----------

                                                                       Exhibit A
                                                                       ---------



            Form of Certificate of Trust of [_______] Trust

          This Certificate of Trust (the "Trust"), dated as of November ___, 1997, is being duly executed and filed by Wilmington Trust Company and Deutsche Morgan Grenfell (Cayman) Limited, a Cayman Islands company, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801 et
                                                           -------         --
seq.).
---

            (a) Name.  The name of the business trust formed hereby is
                ----
                [_______________] Trust.

            (b) Delaware Trustee.  The name and business address of the
                ----------------
                trustee of the Trust with its principal place of business in the State of Delaware is _________________________.

            IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                 [DELAWARE TRUSTEE], as Trustee



                                 By:  ____________________________
                                      Name:
                                      Title:



                                 [SPC TRUSTEE], as Trustee



                                 By:  ____________________________
                                      Name:
                                      Title: